UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alexza Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

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Alexza Pharmaceuticals, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 6, 2012
The Proxy Statement, Annual Report on Form 10-K and other proxy materials are available at: http://www.proxyvoting.com/alxa

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 25, 2012 to facilitate timely delivery.
ALEXZA PHARMACEUTICALS, INC.
TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials) By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.
	Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688).
	Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/alxa

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Alexza Pharmaceuticals, Inc. Stockholder:

The 2012 Annual Meeting of Stockholders of Alexza Pharmaceuticals, Inc. (the “Company” or “Alexza”) will be held on June 6, 2012 at 2:00 pm local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043.

Proposals to be considered at the Annual Meeting:
(1)

To elect the eight nominees for director named herein, each to serve until the 2013 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;

Thomas B. King Deepika R. Pakianathan, Ph.D. Isaac Stein
Hal V. Barron, M.D., F.A.C.C. J. Leighton Read, M.D. Joseph L. Turner
Andrew L. Busser Gordon Ringold, Ph.D.
(2)

To approve a series of certificates of amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and ten would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such certificate of amendment and abandon the other certificates of amendment, or to abandon all such certificates of amendment as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors within one year of approval.

(3)

To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012;

And to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board unanimously recommends a vote “FOR” all director nominees. The Board unanimously recommends a vote “FOR” Items 2 and 3.

The Board of Directors has fixed the close of business on April 20, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

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Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.alexza.com.

Meeting Location:
Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, CA 94043
The following materials are available for you to review online:

•    the Company’s 2012 Proxy Statement (including all attachments thereto);

•    the Company’s Annual Report on Form 10-K for the year ended December 31, 2011; and

•    any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)
Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet: http://www.proxyvoting.com/alxa

The Proxy Materials for Alexza Pharmaceuticals, Inc. are available to review at:

http://www.proxyvoting.com/alxa

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled

“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares.

Have this notice in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

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